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                                                                  Exhibit 99.5

                          CONSENT TO BE IDENTIFIED AS
                              A PROPOSED DIRECTOR

     I, Daniel P. Ryan, Chairman of the Board, President and Chief Executive Officer of SuburbFed Financial Corp. and Suburban Federal Savings, a Federal Savings Bank, hereby consent to being identified as a proposed director of CFS Bancorp, Inc. (the "Company") and Citizens Financial Services, FSB in the Company's prospectus to be included in a registration statement on Form S-1 and on Application for Conversion on Form AC.

                                               By:  /s/ Daniel P. Ryan
                                                  ---------------------
                                                    Daniel P. Ryan


Dated: March 24, 1998